CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

In connection with the quarterly report of Lighting Science Group Corporation (the Company) on Form 10-QSB for the three-month period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Stephen A. Hamilton, Chairman and Chief Executive Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

A signed original of this written statement required by Section 906 has been provided to Lighting Science Group Corporation and will be retained by Lighting Science Group Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Signed on November 14, 2006

/s/  Stephen A. Hamilton
Stephen A. Hamilton, Chief Financial Officer of
Lighting Science Group Corporation